UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

September 28, 2017

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2017, ERBA Diagnostics, Inc. (the “Company”) entered into a promissory note (the “Note”), in favor of Erba Diagnostics Mannheim GmbH (“Erba Mannheim”), which provides for an unsecured loan of up to $500,000 (the “Note”). Amounts outstanding under the Note will accrue interest at the rate of three and one-half (3.5%) percent per annum and will become due and payable on August 27, 2018, subject to acceleration upon the occurrence of certain specified events of default. The initial loan of principal under the Note in the amount of $250,000 occurred on September 28, 2017. The subsequent loan of $250,000 under the Note will be made at the time determined by the vote or written consent of the majority of the independent directors on the Company’s board of directors. The funding of such subsequent loan will take place on the date that is fifteen (15) days after the date on which the independent directors have caused the Company to provide notice thereof to Erba Mannheim.

The description of the Note set forth under this Item 2.03 does not purport to be complete. Such description is qualified in its entirety by reference to the Note (the form of which is attached hereto as Exhibit 10.1), which is incorporated by reference herein.

ERBA Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1 – Promissory Note, dated September 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: October 2, 2017	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Promissory Note, dated September 28, 2017.